UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2024

GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, #208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On February 1, 2024, GRI Bio, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), (i) 330,450 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 4,669,550 pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 4,669,550 shares of Common Stock, (iii) 5,000,000 Series B-1 common warrants (the “Series B-1 Common Warrants”) exercisable for an aggregate of 5,000,000 shares of Common Stock, and (iv) 5,000,000 Series B-2 common warrants (the “Series B-2 Common Warrants,” and together with the Series B-1 Common Warrants, the “Common Warrants”) exercisable for an aggregate of 5,000,000 shares of Common Stock. The Common Warrants together with the Pre-Funded Warrants are referred to in this Current Report on Form 8-K as the “Warrants.” The securities are being offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series B-1 Common Warrant and one Series B-2 Common Warrant, for a combined purchase price of $1.10 (less $0.0001 for each Pre-Funded Warrant).
Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one share of Common Stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Series B-1 Common Warrant is exercisable into one share of Common Stock at a price per share of $1.10 (as adjusted from time to time in accordance with the terms thereof) for a five-year period after the date of issuance. Each Series B-2 Common Warrant is exercisable into one share of Common Stock at a price per share of $1.10 (as adjusted from time to time in accordance with the terms thereof) for an 18-month period after the date of issuance.
The Offering is expected to close on February 6, 2024. The Shares and the Warrants were offered and sold pursuant to a prospectus, dated February 1, 2024, in connection with the Company’s registration statement on Form S-1 (Registration No. 333-276205).
Placement Agency Agreement
On February 1, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to act as exclusive placement agent for the issuance and sale of the Shares and Warrants. The Company has agreed to pay A.G.P. an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse A.G.P. for its accountable offering-related legal expenses in an amount up to $100,000 and pay A.G.P. a non-accountable expense allowance of up to $25,000.
In addition, pursuant to the terms of the Placement Agency Agreement, the executive officers and directors of the Company have entered into agreements providing that each such person may not, without the prior written consent of A.G.P., subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of ninety (90) days following the closing date of the Offering (the “Lock-Up Agreements”).
The foregoing description of the Warrants, the Purchase Agreement, the Placement Agency Agreement and the Lock-Up Agreements are not complete and are qualified in their entirety by references to the full text of the form of Pre-Funded Warrant, the form of Series B-1 Common Warrant, the form of Series B-2 Common Warrant, the form of Purchase Agreement, the Placement Agency Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 8.01.   Other Events.
On February 2, 2024, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series B-1 Common Warrant.
4.3	Form of Series B-2 Common Warrant.
10.1*	Form of Securities Purchase Agreement, dated as of February 1, 2024, between GRI Bio, Inc. and each purchaser named in the signature pages thereto.
10.2	Placement Agency Agreement, dated as of February 1, 2024, by and between GRI Bio, Inc. and A.G.P./Alliance Global Partners.
10.3	Form of Lock-Up Agreement.
99.1	Press Release, dated February 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRI Bio, Inc.

February 2, 2024	By:	/s/ Leanne Kelly
		Name:	Leanne Kelly
		Title:	Chief Financial Officer
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